CLIFFORD CHANCE US LLP

31 WEST 52ND STREET

NEW YORK NY 10019

January 31, 2006

The Saratoga Advantage Trust

1101 Stewart Avenue, Suite 207

Garden City, New York 11530

Re:        Opinion of Counsel regarding Post-Effective Amendment No. 24 to the
Registration Statement filed on Form N-1A under the Securities Act of 1933
(File Nos. 33-79708, 811-8542)

Dear Ladies and Gentlemen:

We have acted as counsel to The Saratoga Advantage Trust, a Delaware business trust (the “Fund”), in connection with the above-referenced Registration Statement (as amended, the “Registration Statement”) which relates to the Fund’s shares of beneficial interest, par value $0.001 per share (collectively, the “Shares”).  This opinion is being delivered to you in connection with the Fund’s filing of Post-Effective Amendment No. 24 to the Registration Statement (the “Amendment”) to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the “1933 Act”) and Post-Effective Amendment No. 26 pursuant to the Investment Company Act of 1940, as amended.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.  We have reviewed the Fund’s Declaration of Trust, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund upon receipt by the Fund of consideration determined by the Trustees in compliance with the Declaration of Trust and the Fund’s issuance of the Shares pursuant to the Declaration of Trust.

As to matters of Delaware law contained in the foregoing opinions, we have relied upon the opinion of Richards, Layton & Finger, dated August 22, 1994.

We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Additional Information – Trust Counsel” in the Statement of Additional Information forming a part of the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

Clifford Chance US LLP